EXHIBIT 5.1

[OCCIDENTAL LETTERHEAD]

March 15, 2005

Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, California 90024

  Re:
  Registration Statement on Form S-3 of
  Occidental Petroleum Corporation, Oxy
  Capital Trust II and Oxy Capital Trust III

Ladies and Gentlemen:

        I am an Associate General Counsel of Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), and am rendering this opinion in connection with the preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement"), which was filed by Occidental and Oxy Capital Trust II and Oxy Capital Trust III, each a statutory business trust created under the Business Trust Act of the State of Delaware (each, a "Trust," and collectively, the "Trusts"), on March 15, 2005, with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $1,500,000,000 aggregate public offering price of (i) Occidental's (a) senior unsecured debt securities (the "Senior Debt Securities"), which may be issued pursuant to an indenture, dated as of April 1, 1998, between Occidental and The Bank of New York, a New York banking corporation, as trustee (as amended or supplemented, the "Senior Indenture"); (b) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which may be issued pursuant to an indenture, dated as of January 20, 1999, between Occidental and The Bank of New York, a New York banking corporation, as trustee (as amended or supplemented, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"); (c) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"), which may be issued under deposit agreements (the "Deposit Agreements") to be entered into by Occidental in respect of the Depositary Shares; (d) shares of Common Stock, par value $0.20 per share (the "Common Stock"); (e) warrants to purchase Debt Securities (the "Debt Warrants"), which may be issued under warrant agreements (the "Debt Warrant Agreements") to be entered into by Occidental in respect of the Debt Warrants; warrants to purchase Preferred Stock, Depositary Shares or Common Stock (the "Equity Warrants" and, together with the Debt Warrants, the "Warrants"), which may be issued under warrant agreements (the "Equity Warrant Agreements" and, together with the Debt Warrant Agreements, the "Warrant Agreements") to be entered into by Occidental in respect of the Equity Warrants; (f) stock purchase contracts, including prepaid purchase contracts ("Stock Purchase Contracts"), to purchase Common Stock or Preferred Stock or Depositary Shares, which may be issued under a purchase contract agreement (the "Purchase Contract Agreement") to be entered into by Occidental in respect of the Stock Purchase Contracts; (g) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and any of the Debt Securities, debt obligations of third parties, including U.S. Treasury securities, or Trust Preferred Securities (as defined below) of a Trust, securing a holder's obligation to purchase Common Stock, Preferred Stock or Depositary Shares under a Stock Purchase Contract; and (h) guarantees by Occidental of the Trust Preferred Securities (the "Guarantees") pursuant to one or more guarantee agreements (each, a "Guarantee Agreement") to be entered into by Occidental; and (ii) preferred securities (the "Trust Preferred Securities" and, together with the Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units and the Guarantees, the "Offered Securities") which may be issued by each Trust pursuant to its respective Amended and Restated Declaration of Trust (each, an

"Amended Declaration"). The Offered Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

        This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement (together with the form of preliminary prospectus forming a part thereof); (ii) the Restated Certificate of Incorporation and By-Laws of Occidental, in each case, as amended to date (the "Certificate" and "By-Laws", respectively); (iii) the Senior Indenture; (iv) the Subordinated Indenture; (v) the form of underwriting agreement filed as an exhibit to the Registration Statement to be entered into by Occidental and one or more underwriters to be named in connection with any underwritten offering of debt securities; (vi) the form of Trust Preferred Securities Guarantee Agreement filed as an exhibit to the Registration Statement; (vii) the forms of Warrant Agreements filed as exhibits to the Registration Statement; (viii) the Certificate of Trust of each of the Trusts filed with the Secretary of State of the State of Delaware on December 16, 1998 (each, a "Certificate of Trust"); (ix) the Declaration of Trust of each of the Trusts dated as of December 16, 1998 (each, a "Declaration of Trust"); (x) the form of Amended Declaration filed as an exhibit to the Registration Statement; (xi) a specimen certificate representing the Common Stock; and (xii) certain resolutions adopted by the Board of Directors of Occidental relating to the execution of the Senior Indenture and the Subordinated Indenture, the issuance of the Offered Securities, the filing of the Registration Statement and any amendments or supplements thereto and related matters (the "Board Resolutions").

        I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of Occidental and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of Occidental and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

        I am familiar with the proceedings taken and proposed to be taken by Occidental in connection with the authorization and issuance of the Offered Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures (other than signatures executing documents on behalf of Occidental), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company and the Trusts, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of Occidental, each Trust and others. Also, I have relied, as to certain legal matters, on advice of other lawyers employed by Occidental who are more familiar with such matters.

        I am a member of the California and New York Bars and for purposes of this opinion do not hold myself out as an expert on, nor do I express any opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the Federal laws of the United States and the corporation laws of the State of Delaware. The Offered Securities may be issued from time to time on a delayed or continuous basis and the opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon and subject to the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

        1.     With respect to any series of Debt Securities, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the appropriate officers of Occidental have taken all necessary action pursuant to the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be, to fix and approve the terms of the Debt Securities, including the establishment of the form or forms of certificates representing the Debt Securities pursuant to the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be; (iii) the Senior Indenture or the Subordinated Indenture, as the case may be, shall have been qualified under the Trust Indenture Act of 1939, as amended; (iv) the Debt Securities are duly executed and authenticated in accordance with the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be, and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor; and (v) if the Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Debt Securities has been duly authorized, executed and delivered by Occidental and the other parties thereto, then the Debt Securities (including any Debt Securities duly issued (A) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities, (B) upon the exercise of any Warrants exercisable for Debt Securities or (C) as part of Stock Purchase Units) will be validly issued and binding obligations of Occidental, enforceable against Occidental in accordance with their terms, except: (x) as may be subject to or limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (c) the applicability or effect of any fraudulent transfer, preference or similar law, (d) requirements that a claim with respect to any Debt Securities authenticated and delivered under the applicable Indenture denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit, and (f) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct; and (y) that the waiver contained in Section 515 of each of the Indentures may be deemed unenforceable. In addition, I express no opinion with respect to any Debt Securities that are indexed or linked to any foreign currency, composite currency, currency unit, commodity, equity index or similar index.

        2.     With respect to the shares of any series of Preferred Stock, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the Board of Directors of Occidental or an authorized committee thereof has taken all necessary corporate action to fix and approve the terms of the Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for the Preferred Stock in the form required by applicable law; (iii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iv) certificates representing the shares of the Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock, registered by such transfer agent and registrar, and delivered to the purchasers thereof; (v) Occidental receives consideration per share for the Preferred Stock in such amount (not less than the par value per share) as may be determined by the Board of Directors of Occidental, or an authorized committee thereof, in a form legally valid under the General Corporation Law of the State of Delaware ("DGCL"); and (vi) if the Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Preferred Stock has been duly authorized, executed and delivered by Occidental and the other parties thereto, then the issuance and sale of the shares of Preferred Stock (including any shares of Preferred Stock duly issued (A) upon the exercise of any Warrants exercisable for Preferred Stock, (B) upon the surrender of any Depositary Shares representing fractional interests in a related series of Preferred Stock or (C) as part of any Stock Purchase Contract) will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

        3.     With respect to Depositary Shares representing fractional interests in any series of Preferred Stock, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the Board of Directors of Occidental or an authorized committee thereof has taken all necessary corporate action to fix and determine the specific terms of the particular issuance of the Depositary Shares and the related series of Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for such related series of Preferred Stock in the form required by applicable law; (iii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iv) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and applicable law; (v) the applicable Deposit Agreement has been duly executed and delivered; (vi) the related series of Preferred Stock has been duly authorized and validly issued in accordance with the laws of the State of Delaware and delivered to the depositary for deposit in accordance with the Deposit Agreement; (vii) the Receipts, in the form contemplated and authorized by the Deposit Agreement, evidencing the Depositary Shares, have been duly issued against deposit of the related series of Preferred Stock with the depositary in accordance with the Deposit Agreement, and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement; and (viii) if the Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by Occidental and the other parties thereto, then the issuance and sale of the Depositary Shares (including any Depositary Shares duly issued (A) upon the exercise of any Warrants exercisable for Depositary Shares or (B) as part of any Stock Purchase Contract) will have been duly authorized, and such shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

        4.     With respect to the shares of Common Stock, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the Board of Directors of Occidental or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and sale of the Common Stock in accordance with the Board Resolutions; (iii) certificates representing the shares of Common Stock in the form of the specimen certificates examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; (iv) Occidental receives consideration per share of the Common Stock in such amount (not less than the par value per share) as may be determined by the Board of Directors of Occidental or an authorized committee thereof, in a form legally valid under the DGCL; and (v) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by Occidental and the other parties thereto, then the issuance and sale of the shares of Common Stock (including any shares of Common Stock duly issued (1) upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock, (2) upon the exercise of any Warrants exercisable for Common Stock or (3) as part of any Stock Purchase Contract) will have been duly authorized, and such Common Stock will be validly issued, fully paid and nonassessable.

        5.     With respect to any Warrants, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the appropriate officers of Occidental have taken all necessary action to fix and determine the specific terms of the particular issuance of Warrants in accordance with the Board Resolutions; (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and applicable law; (iv) the applicable Warrant Agreement has been duly executed and delivered and is in conformity with the Board Resolutions; (v) the Warrants have been duly executed and authenticated in accordance with the terms of the applicable Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor; and (vi) if the Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Warrants has been duly authorized, executed and delivered by Occidental and the other parties thereto, then the issuance and sale of the Warrants will have been duly authorized, and the Warrants will be valid and binding obligations of Occidental, enforceable against Occidental in accordance with their terms, except as may be subject to or limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally, (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (c) the applicability or effect of any fraudulent transfer, preference or similar law, (d) requirements that a claim with respect to any Warrants denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency, composite currency or currency unit. In addition, I express no opinion with respect to any Warrants that are indexed or linked to any foreign currency, composite currency, currency unit, commodity, equity index or similar index.

        6.     With respect to the Guarantees, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the trustees of the applicable Trust have taken all necessary action to adopt the Amended Declaration and to fix and determine the terms of the Trust Preferred Securities in accordance with the terms of the applicable Amended Declaration; (iii) the appropriate officers of Occidental have taken all necessary action to fix and determine the terms of the applicable Guarantee in accordance with the Board Resolutions; (iv) the terms of the applicable Trust Preferred Securities and the related Guarantee and the issuance and sale thereof have been duly established in conformity with the applicable Amended Declaration and applicable Guarantee Agreement, respectively, and applicable law; (v) the applicable Guarantee Agreement has been duly executed and delivered; (vi) the Trust Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and the prospectus supplement relating thereto; (vii) certificates representing the Trust Preferred Securities have been manually authenticated by an authorized officer of the Property Trustee (as defined in the applicable Amended Declaration) for the applicable Trust Preferred Securities and registered by such Property Trustee and delivered to the purchasers thereof; (viii) the applicable Trust receives the agreed-upon consideration therefor; and (ix) the applicable Guarantee Agreement shall have been qualified under the Trust Indenture Act of 1939, as amended, then the applicable Guarantee will be a valid and binding obligation of Occidental enforceable in accordance with its terms, except as may be subject to or limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (c) the applicability or effect of any fraudulent transfer, preference or similar law, (d) requirements that a claim with respect to any Guarantee denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit, and (f) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

        7.     With respect to the Stock Purchase Contracts, when (i) the Registration Statement becomes effective under the Securities Act, (ii) the Board of Directors of Occidental or an authorized committee thereof has taken all necessary corporate action to fix and determine the specific terms of the particular issuance of Stock Purchase Contracts in accordance with the Board Resolutions; (iii) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and applicable law; (iv) the applicable Purchase Contract Agreement has been duly executed and delivered; (v) the Stock Purchase Contracts have been duly executed and authenticated in accordance with the terms of the applicable Purchase Contract Agreement and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor; and (vi) if the Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Stock Purchase Contracts has been duly authorized, executed and delivered by Occidental and the other parties thereto, then the issuance and sale of the Stock Purchase Contracts will have been duly authorized and such Purchase Contract Agreement will be a valid and binding obligation of Occidental, enforceable against Occidental in accordance with its terms, except as may be subject to or limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally, (y) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and (z) the applicability or effect of any fraudulent transfer, preference or similar law.

        8.     With respect to the Stock Purchase Units, when (i) the Registration Statement becomes effective under the Securities Act, (ii) the Board of Directors of Occidental or an authorized committee thereof has taken all necessary corporate action to fix and determine the specific terms of the particular issuance of Stock Purchase Units and the related Stock Purchase Contracts in accordance with the Board Resolutions; (iii) the terms of the Stock Purchase Units and the related Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and applicable law; (iv) the terms of the collateral arrangements and agreements relating to such Stock Purchase Units have been duly established and such agreements have been duly executed and delivered; (v) the applicable Purchase Contract Agreement has been duly executed and delivered; (vi) the Stock Purchase Units and the applicable Stock Purchase Contracts have been duly executed and authenticated in accordance with the terms thereof and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor; and (vii) if the Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Stock Purchase Units has been duly authorized, executed and delivered by Occidental and the other parties thereto, then the issuance and sale of the Stock Purchase Units will have been duly authorized, and such Stock Purchase Units will be valid and binding obligations of Occidental, enforceable against Occidental in accordance with their terms, except as may be subject to or limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally, (y) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and (z) the applicability or effect of any fraudulent transfer, preference or similar law.

        The opinions above with respect to the Debt Securities, Depositary Shares, Warrants, Guarantees, Stock Purchase Contracts and Stock Purchase Units are limited to the internal laws of the State of New York. The opinion above with respect to the Guarantees is subject to the qualification that certain of the guarantee and surety waivers contained in the Guarantee Agreements may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity or enforceability of any Guarantee, taken as a whole.

        I call to your attention that federal courts located in New York could decline to hear a case on grounds of forum non-conveniens or any doctrine limiting the availability of the federal courts in New York as a forum for the resolution of disputes not having a sufficient nexus to New York, and I express no opinion as to any waiver of rights to assert the applicability of the forum non-conveniens doctrine or any such other doctrine.

        My opinion above with respect to the enforceability of the choice of New York law and choice of New York forum provisions of the Indentures, Debt Securities, Warrants, Warrant Agreements, Guarantees, Stock Purchase Contracts and Stock Purchase Units is rendered in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney's Sess. Laws of N.Y. 1406 (codified at N.Y. Gen. Oblig. Law Sections 5-1401, 5-1402 (McKinney 1989) and N.Y. CPLR 327(b) (McKinney (1990)) (the "Act") and is subject to the qualifications that such enforceability (i) may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought, and (ii) as specified in the Act, does not apply to the extent provided to the contrary in subsection two of Section 1-105 of the New York Uniform Commercial Code.

        I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the incorporation by reference of this opinion into any registration statement of Occidental filed pursuant to Rule 462(b) of the Securities Act. I also consent to the reference to me under the heading "Legal Opinions" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                      Very truly yours,

                      /s/ Robert E. Sawyer